UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

Commission file no. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

ABL Credit Agreement

On December 7, 2020, Lannett Company, Inc. (the “Company”) entered into a credit and guaranty agreement (the “ABL Credit Agreement”) among the Company, the subsidiary borrowers party thereto, the other credit parties party thereto, the lenders party thereto and Wells Fargo Bank, National Association as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent” and together with the Administrative Agent, the “Agent”), which provides for an asset-based revolving credit facility (the “ABL Credit Facility”) of up to $30 million, subject to borrowing base availability, and includes letter of credit and swing line sub-facilities. At the option of the Company, one or more wholly-owned U.S. restricted subsidiaries of the Company may act as a co-borrower under the ABL Credit Facility.

Borrowing availability under the ABL Credit Facility is determined by a monthly borrowing base collateral calculation that is based on specified percentages of eligible accounts receivable less certain reserves and subject to certain other adjustments as set forth in the ABL Credit Agreement. Availability is reduced by issuance of letters of credit as well as any borrowings.

The final maturity of the ABL Credit Facility is December 7, 2023, unless the aggregate outstanding principal amount of any of the Term Loan B Facility (as defined below) or other material indebtedness exceeds $35,000,000 on the date that is 91 days prior to the maturity date with respect to such other indebtedness, in which case the final maturity shall instead be such earlier date.

Loans outstanding under the ABL Credit Agreement bear interest at a floating rate measured by reference to, at the Company’s option, either (i) an adjusted London inter-bank offered rate (subject to a floor of 0.75%) plus an applicable margin of 2.50% per annum, or (ii) an alternate base rate plus an applicable margin of 1.50% per annum. Unused commitments under the ABL Credit Facility are subject to a per annum fee of 0.50%. The ABL Credit Facility also bears customary letter of credit fees.

The obligations under the ABL Credit Agreement are guaranteed by the Company and all of the Company’s existing and future subsidiaries, subject to certain exceptions (collectively, the “Guarantors”), and such obligations and the obligations of the Guarantors are secured by:

•	a perfected security interest in all present and after-acquired accounts receivable, payment intangibles, inventory, deposit accounts, securities accounts, and any cash, cash equivalents or other assets in such accounts and other related assets owned by each Guarantor and the proceeds of the foregoing, except to the extent such proceeds constitute Cash Flow Priority Collateral (as defined below), and subject to certain exceptions (the “ABL Priority Collateral”), which security interest is senior to the security interest in the ABL Priority Collateral securing the Company’s existing Term Loan B Facility; and

•	a perfected security interest in substantially all present and after-acquired tangible and intangible assets of each Guarantor other than the ABL Priority Collateral (the “Cash Flow Priority Collateral”), which security interest is junior to the security interest in the Cash Flow Priority Collateral securing the Term Loan B Facility.

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The ABL Credit Agreement contains customary representations and warranties and customary affirmative covenants and negative covenants. The negative covenants include restrictions on, among other things: the incurrence of additional indebtedness; the incurrence of additional liens; dividends or other distributions on equity; the purchase, redemption or retirement of capital stock; the payment or redemption of certain indebtedness; the nature of the business activity of the Company and its subsidiaries; loans, guarantees and other investments; entering into other agreements that create restrictions on the ability to pay dividends or make other distributions on equity or create or incur certain liens; asset sales; consolidations or mergers; amendment of certain material documents; changes in fiscal year; and affiliate transactions. The negative covenants are subject to customary exceptions and also permit dividends and other distributions on equity, consolidations, mergers and asset sales, certain acquisitions and other investments, and payments or redemptions of certain indebtedness, in each case upon satisfaction of the “payment conditions”. The payment conditions are deemed satisfied upon Excess Availability (as defined in the ABL Credit Agreement) on the date of the designated action and Excess Availability for the prior 30-day period exceeding agreed-upon thresholds, the absence of the occurrence and continuance of any event of default and, in certain cases, pro forma compliance with a fixed charge coverage ratio of no less than 1.10 to 1.00.

The ABL Credit Agreement includes a minimum fixed charge coverage ratio of no less than 1.10 to 1.00, which is tested only when Excess Availability is less than 15.0% of the lesser of (A) the borrowing base and (B) the then effective commitments under the ABL Credit Facility for three consecutive business days, and continuing until the first day immediately succeeding the last day of 30 consecutive days on which Excess Availability is in excess of such threshold.

The ABL Credit Agreement provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, and interest on all of the then outstanding obligations under the ABL Credit Facility to be due and payable immediately and the commitments under the ABL Credit Facility to be terminated.

A copy of the ABL Credit Agreement is attached as Exhibit 10.70 hereto, and incorporated herein by reference. The foregoing description of the ABL Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Security Documents

On December 7, 2020, the Company and the Guarantors entered into an ABL pledge and security agreement (the “ABL Security Agreement”), in favor of the Agent, whereby the Company and the Guarantors granted a security interest in substantially all present and after-acquired tangible and intangible assets of the Company and each Guarantor, to secure all obligations of the Company and the Guarantors under the ABL Credit Agreement, and Alter Domus (US) LLC, as Term Loan Agent, and the Agent, as ABL Agent, entered into a crossing lien intercreditor agreement (the “Intercreditor Agreement”) to govern the relative priority of liens on the collateral that secures the ABL Credit Agreement and the Term Loan B Facility and certain other rights, priorities and interests. Copies of the ABL Security Agreement and the Intercreditor Agreement are attached as Exhibits 10.71 and 10.72 hereto, respectively, and incorporated herein by reference. The foregoing descriptions of the ABL Security Agreement and the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

On December 7, 2020, the Company, Lannett Holdings, Inc. and Cody Laboratories, Inc., each a subsidiary of the Company and a Guarantor, entered into an intellectual property security agreement in favor of the Agent. A copy of such intellectual property security agreement is attached as Exhibit 10.73 hereto and incorporated by reference. The foregoing description of such intellectual property security agreement does not purport to be complete and is qualified in their entirety to the full text of such documents.

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Amended Term Loan B Credit Agreement

On December 7, 2020, the Company, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and each lender party thereto entered into that certain Amendment No. 4 to Credit and Guaranty Agreement (the “Fourth Amendment”), which modifies the Company’s Term Loan B credit facility (the “Term Loan B Facility”). The Fourth Amendment amends the Term Loan B Facility to, among other things, permit the incurrence of the ABL Credit Facility and require the Company to maintain at least $5 million in a deposit account subject to control at all times and minimum liquidity of $15 million as of the last day of each month. The Fourth Amendment also amends the Term Loan B Facility to replace Morgan Stanley Senior Funding, Inc. with Alter Domus (US) LLC as administrative agent and collateral agent under the Term Loan B Facility. A copy of the Fourth Amendment is attached as Exhibit 10.74 hereto and incorporated herein by reference. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety to the full text of such document.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations pursuant to the ABL Credit Agreement is hereby incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.70	Credit and Guaranty Agreement, dated as of December 7, 2020, among Lannett Company, Inc., the subsidiary borrowers from time to time party thereto, the guarantors party thereto, the several banks and other financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.
10.71	Pledge and Security Agreement, dated as of December 7, 2020, made by Lannett Company, Inc. and certain of its subsidiaries from time to time party thereto, in favor of Wells Fargo Bank, National Association, as collateral agent and administrative agent.
10.72	ABL/Term Loan Intercreditor Agreement, dated as of December 7, 2020, among Alter Domus (US) LLC, as Term Loan Agent and Wells Fargo Bank, National Association, as ABL Agent.
10.73	Intellectual Property Security Agreement, dated as of December 7, 2020, made by Lannett Company, Inc.; Lannett Holdings, Inc.; and Cody Laboratories, Inc. in favor of Wells Fargo Bank, National Association, as collateral agent and administrative agent.
10.74	Amendment No. 4 to Credit and Guaranty Agreement, dated as of December 7, 2020, among Lannett Company, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.
99.1	Press Release dated December 7, 2020
104	Cover Page Interactive File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Samuel H. Israel
Samuel H. Israel
Chief Legal Officer and General Counsel
Date: December 10, 2020

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